Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement to Form S-8, of our audit report dated July 26, 2023, with respect to the consolidated balance sheets of Netcapital, Inc. as of April 30, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2023.

/s/ Fruci & Associates II, PLLC

Spokane, Washington

May 7, 2024